Exhibit 10.87

CONTENT AGREEMENT

This Content Agreement, dated as of March 28th, 2006 (the “Agreement Date”), is by and between Worldspan, L.P., a limited partnership organized and existing under the laws of Delaware, USA (“Worldspan”), and American Airlines, Inc., a corporation organized and existing under the laws of Delaware, USA (“American”).

RECITALS

WHEREAS, Worldspan and American are parties to a Participating Carrier Agreement dated February 1, 1991, (as otherwise amended, supplemented, or replaced from time to time, the “PCA”) pursuant to which Worldspan distributes American’s products and services to travel agencies and other organizations that subscribe with Worldspan for that service; and

WHEREAS, American and Worldspan desire to create a revised distribution relationship with new optional content products and a foundation of aligned incentives;

NOW, THEREFORE, in consideration of their respective undertakings hereunder and other good and valuable consideration, and intending to be legally bound, Worldspan and American (each, a “Party”) hereby agree as follows:

ARTICLE 1

TERM AND DEFINITIONS

1.1                                 Term. The term of this Agreement (the “Term”) will commence on August 1, 2006 (the “Commencement Date”) and will continue until (i) the fifth anniversary of the Commencement Date, or (ii) any earlier date upon which this Agreement may be terminated in accordance with the provisions hereof or upon termination of the entire PCA. Notwithstanding the foregoing, (x) the provisions of this Section 1.1 and Articles 5 and 7 will be effective and binding legal obligations of the Parties effective as of the Agreement Date, and (y) effective as of the Commencement Date, the remaining provisions of this Agreement will become effective and the Prior Content Agreement will terminate by mutual agreement of the Parties. In the event of a termination of the entire PCA, then this Agreement shall also automatically terminate effective as of the same date. Except as expressly provided herein, the PCA remains in full force and effect. Commencing as of the Agreement Date, neither Party will have the right to terminate the PCA in accordance with Section 8.1 of the PCA. However, American will have the right, in its sole discretion and with at least 30 days advance written notice to Worldspan, [**].

1.2                                 Definitions. Each of the terms listed in Appendix A will have the meaning set forth therein and supersede any equivalent definition in the PCA for purposes of this Agreement. Other terms used in this Agreement are defined in the context in which they are used and will have the respective meanings specified there.

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ARTICLE 2

AMERICAN CONTENT

2.1                                 American Content Availability in the Territory. After the Commencement Date, and subject to the provisions of this Agreement, American will provide to Worldspan for distribution by Worldspan via its GDS to applicable Worldspan Agencies in the Territory, [**] or, except as specified in this Agreement, [**], timely and complete access to, and the ability to generate Bookings from, [**].

2.2                                 Content Parity.

(a)                                  Except as otherwise specified in this Agreement (including subsections (b), (c) and (d) below), American will deliver the American Content to Worldspan in a manner that does not intentionally discriminate against or disfavor Worldspan when compared to the manner of delivery of the same or substantially the same types of American Content provided to any other GDS in the Territory. American will make American Content available to Worldspan, so that Worldspan can make the American Content available to Worldspan Agencies via the Worldspan GDS, [**]. For purposes of interpreting this provision, the Parties agree that determining the levels and amounts of American Content and assessing the relative delivery of American Content includes consideration of the following factors: (i) access to the American Content, including access to availability data, and polling of availability data, Fares, and Fare rules; (ii) numbers of Fares and Fare inventory classes; (iii) speed, care, and priority given to handling of message activity and timeliness of provision of availability related information; and (iv) timeliness of corrections and updates to any inaccurate or incomplete American Content.

(b)                                 The obligations of American in Section 2.2(a) above shall be suspended if Worldspan is not complying with its material obligations under this Agreement, [**]. In addition, the obligations of American in Section 2.2(a) above are further subject to any agreement that may exist between American and a Worldspan Agency, pursuant to which American may be entitled to take actions which would otherwise represent a breach of the obligations in Section 2.2(a).

(c)                                  Nothing in this Agreement prohibits American from offering discounts or benefits to a select group of travelers in the event of customer service failures or operational issues, and in no case will American be required to make the same offering to Worldspan or Worldspan Agencies, so long as American in making such offers or benefits available does not discriminate solely on the basis of the GDS used.

(d)                                 The Parties recognize that American may continue its existing practice of offering special access to inventory through American’s web sites or its internal reservations personnel to select individuals based on that individual’s value to American,

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without American being obligated to provide such access generally to Worldspan Agencies, so long as American does not provide such access generally to subscribers of another GDS in the Territory.

2.3                                 No Other Restrictions. Other than Section 2.2, there are no other restrictions or commitments as to parity imposed on American during the Term by this Agreement. In addition, [**].

ARTICLE 3

WORLDSPAN DISTRIBUTION PRODUCTS

3.1                                 [**] Product. Worldspan will [**] offer to the Worldspan Agencies in the Territory a [**] product pursuant to which [**] receives [**] (the “[**] Product”). Worldspan acknowledges that American may, at its option, elect to [**] Product [**]. American will be responsible for [**].

3.2                                 Optional New Distribution Products. In addition to the [**] Product, Worldspan will offer to the Worldspan Agencies in the Territory two new optional Worldspan Distribution Products [**]: the [**] Product and the [**] Product. Worldspan will make the two new optional Worldspan Distribution Products available to the Worldspan Agency Base as soon as practical after the Commencement Date, but no later than [**]. Any failure by Worldspan to comply with this Section 3.2 shall be a material breach of this Agreement.

3.3                                 [**] Product. Worldspan will make available to Worldspan Agencies in the Territory a new optional distribution product pursuant to which [**] receives [**] (the “[**] Product”). Worldspan acknowledges that American may, at its option, elect to [**]. American will be responsible for [**]. Worldspan will facilitate [**]. Worldspan agrees that it [**].

3.4                                 [**] Product. Worldspan will make available to Worldspan Agencies in the Territory a new optional distribution product pursuant to which [**] receives [**], subject to [**] (the “[**]

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Product”). [**], American agrees that it [**] with respect to the [**].

3.5                                 Booking Fees. The Parties agree that the Booking Fees for Bookings generated in the Territory by Worldspan Agencies during the Term will be as follows:

(a)                                  The Booking Fees for such Bookings generated by a Worldspan Agency while participating in the [**] Product will be as provided in Section 1 of Appendix B.

(b)                                 The Booking Fees for such Bookings generated by a Worldspan Agency while participating in the [**] Product will be as provided in Section 2 of Appendix B.

(c)                                  The Booking Fees for such Bookings generated by a Worldspan Agency while participating in the [**] Product will be as provided in [**].

3.6                                 [**]. Subject to the terms and conditions of this Agreement, American agrees to [**] set forth in Section 3 of Appendix B, subject to the following, which shall be applied [**]:

(a)                                  If, for [**].

(b)                                 If, for [**].

(c)                                  If, for [**].

3.7                                 [**]. During the Term, [**]

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[**].

3.8                                 Reporting. With respect to each Worldspan Agency, Worldspan will provide to American notification of which Worldspan Distribution Product the Worldspan Agency is using and mutually agreed reports regarding the Bookings made by that Worldspan Agency through the Worldspan GDS.

3.9                                 Audit. No more than one time per calendar quarter, (i) American may, at its discretion and expense, engage an independent third-party auditor to verify Worldspan’s reporting of Bookings, including which Worldspan Distribution Product was used for the Booking and whether or not the [**], and (ii) Worldspan may, at its discretion and expense, engage an independent third-party auditor to verify American’s compliance with the provisions of Article 2. In each case, the Party being audited agrees to make relevant information available to the auditor during normal business hours and upon reasonable prior written notice, and subject to reasonable confidentiality restrictions imposed upon the auditor, provided such audit does not unreasonably interfere with the conduct of that Party’s business. In the event the auditor reasonably concludes that the audited Party has failed to comply with its applicable duties set forth in this Agreement, that Party will within ten (10) days either accept or reject the auditor’s conclusion. Furthermore, if such conclusion is (i) accepted by the audited Party or (ii) rejected by the audited Party but validated pursuant to the dispute resolution process set forth in Section 6.2, then the audited Party shall be required to reimburse the cost of the audit to the other Party and (x) if the audited Party is Worldspan, immediately reimburse American if American has overpaid Booking fees or incorrectly paid any amount pursuant to the [**] in Section 3.6, or (y) if the audited Party is American, immediately provide Worldspan with the inventory levels and availability that comply with this Agreement.

3.10                           [**]. American agrees that [**], in the event that [**], then [**]. In the event that [**].

ARTICLE 4

GENERAL PROVISIONS

4.1                                 [**]. In order to maximize American’s opportunities for reducing its distribution costs under this Agreement, the Parties will use commercially reasonable efforts to [**] that may, among other things, identify Travel

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Agencies, corporations, and other organizations that [**]. The Parties will [**]. In addition, within ninety days after the Agreement Date, [**].

4.2                                 [**]. Within ninety days after the Agreement Date and on a quarterly basis thereafter during the Term, appropriate representatives of the Parties will meet to identify [**] opportunities relating to [**] Product for the purpose of creating more revenue opportunities for American, Worldspan, or the Worldspan Agency Base.

4.3                                 Improper Use of American Content. In the event that either Party becomes aware that a Worldspan Agency is improperly using, or failing to use, the American Content provided by Worldspan, then that Party shall promptly bring such fact to the attention of the other Party, and the Parties will reasonably cooperate with each other with respect to any efforts taken with respect to such Worldspan Agency in connection with its improper use of, or failure to use, such American Content.

4.4                                 [**]. Notwithstanding anything in the Agreement to the contrary, the Parties acknowledge and agree that (i) the provisions of this Agreement will not be applicable with respect to [**], and (ii) the [**] will be determined in accordance with the provisions of the PCA, rather than this Agreement.

ARTICLE 5
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5.1                                 [**]. As between American and Worldspan, all [**]. American acknowledges that [**]. The Parties agree that statements in this Agreement as to [**]. Except as expressly set forth in Article 7, [**]. Without limiting the generality of the foregoing, the Parties specifically confirm that [**]

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[**]. However, the Parties confirm and agree that these arrangements represent clarifications and confirmations of the substance of all current agreements, arrangements and practices with respect to [**].

5.2                                 Correction of Errors. Worldspan shall promptly correct at Worldspan’s sole expense all errors, corruption or inaccuracies in [**] loaded by or stored by Worldspan or Worldspan Contractors in the Worldspan GDS, or errors, corruption and inaccuracies in the search and display functionality of the Worldspan GDS that relate to [**], to the extent any such errors, corruptions or inaccuracies are caused by Worldspan or Worldspan Contractors. For the avoidance of doubt, it is not an error, corruption, or inaccuracy in the search and display functionality of the Worldspan GDS if such functionality is operating correctly, as designed by Worldspan, for all participating carriers. If an itinerary is Booked or ticketed by Worldspan in error (e.g., issued at the incorrect price, or with incorrect taxes, or with incorrect Fare surcharges) or if Fare inventories, or Fare rules, Fare construction principles, or system data or logic affecting pricing have been maintained or applied incorrectly due to an error by Worldspan, then Worldspan shall correct the errors [**]. Within sixty days of the Agreement Date, appropriate representatives of the Parties will meet to agree upon mutually acceptable and documented procedures, practices, and timeframes with respect to such pricing errors.

5.3                                 Data Security-Worldspan. Worldspan shall comply with all Data Protection Laws, as applicable to the processing of [**] under this Agreement. Worldspan shall establish, implement and maintain, and shall ensure Worldspan Contractors implement and maintain, technical and organizational safeguards against the disclosure, access, destruction, loss, damage or alteration of [**] in the possession of Worldspan (the “Data Safeguards”) [**]. Worldspan shall also give reasonable consideration to American’s recommendations for Data Safeguards. Worldspan shall ensure that it is protecting such [**] from unauthorized access, destruction, use, modification, or disclosure. Worldspan shall immediately notify American if there are any breaches of the requirements of this provision, including any licensing or unauthorized use of [**]. Worldspan shall

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also provide all reasonably requested assistance in investigating such breaches and taking remedial steps to prevent further breaches. Without limiting or affecting American’s rights under this Agreement, in the event Worldspan discovers or is notified of a breach or potential breach of the Data Safeguards or any Data Protection Laws, or any other unauthorized disclosure or use of [**], then Worldspan shall immediately (i) notify American of such breach or potential breach and (ii) if the applicable [**] was in the possession of Worldspan or a Worldspan Contractor at the time of such breach or potential breach, Worldspan shall promptly (1) investigate and remediate the effects of the breach or potential breach and (2) provide American with assurances reasonably satisfactory to American that such breach or potential breach will not recur. [**].

5.4                                 Data Security-American. To the extent that Worldspan can demonstrate to American’s reasonable satisfaction that Worldspan is under obligations under statute or regulation to impose security obligations similar to those in Section 5.3 on American with respect to data that Worldspan provides to American under the PCA or this Agreement, then American agrees to work in good faith with Worldspan to amend this Agreement to incorporate such security obligations to the extent required by the statute or regulation.

ARTICLE 6

TERMINATION AND DISPUTES

6.1                                 Termination for Cause. If either Party defaults in the performance of any of its material obligations (or repeatedly defaults in the performance of any of its other obligations) under this Agreement and, after receipt of a written notice specifying the default in reasonable detail, does not substantially cure the default within fifteen days (or within thirty days, if the default cannot reasonably be cured within a 15-day period and the defaulting Party is diligently pursuing a cure of the default), then the non-defaulting Party may, by giving written notice of termination to the defaulting Party, terminate this Agreement effective as of the termination date specified in the notice of termination.

6.2                                 Dispute Resolution. Except for disputes relating to [**] or confidentiality obligations, any dispute, claim or controversy arising out of or relating in any way to this Agreement, or the relationship or rights and obligations of the Parties resulting from this Agreement, including any dispute as to the existence, validity, construction, interpretation, negotiation, performance, non-performance, breach, termination, or enforceability of this Agreement, (a “Dispute”) will be resolved in accordance with the following procedures:

(a)                                  If the Parties have not been able to resolve the Dispute at the operational level, then, upon the written request of either Party, which request must identify the Dispute in reasonable detail, each Party will designate a senior executive who will negotiate in good faith with the senior executive designated by the other Party in an effort to resolve the Dispute.

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(b)                                 If the senior executives do not resolve the Dispute within fifteen calendar days after the request described in subsection (a), then, upon the written request of either Party, the Dispute will be settled through final, binding, and confidential arbitration in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association, including the Expedited Procedures associated with such Rules. Either Party may apply for emergency interim relief, with any such application being governed by the American Arbitration Association’s Optional Rules for Emergency Measures of Protection. The arbitration tribunal will consist of a single arbitrator agreed upon by the Parties or, in the absence of agreement, appointed in accordance with such Rules. The venue for the arbitration will be New York, New York, and the award of the arbitrator will be final and binding. Each Party waives any right to appeal the arbitration award, to the extent a right to appeal may be lawfully waived. Each Party retains the right to seek judicial assistance (i) to compel arbitration, (ii) to obtain interim measures to preserve the status quo or prevent irreparable injury pending arbitration, and (iii) to enforce any decision of the arbitrator, including the final award.

(c)                                  Notwithstanding the existence of any Dispute or the fact that the dispute resolution procedures set forth in this Section 6.2 have been or may be invoked, each Party will continue to perform its obligations under this Agreement, unless and until this Agreement is terminated in accordance with the provisions of this Agreement.

For disputes relating to [**], American can seek remedies at law or in equity in any jurisdiction or court of competent authority, including seeking injunctions, and shall not be required to go through the above dispute resolution procedures. For disputes relating to breaches of obligations relating to confidential information, then either Party can seek remedies at law or in equity in any jurisdiction or court of competent authority, including seeking injunctions, and shall not be required to go through the above dispute resolution procedures.

ARTICLE 7

MISCELLANEOUS PROVISIONS

7.1                                 Prior Agreement. To the extent that there is any inconsistency between the terms and conditions of this Agreement and the terms and conditions of the PCA, the terms and conditions of this Agreement will prevail. During the Term, American will remain at the current highest level of participation in the Worldspan GDS.

7.2                                 Successors and Assigns. This Agreement will survive any change of control of either Party and will be binding upon, inure to the benefit of, and be enforceable by and against each Party and any successor thereto. However, neither Party may, without the prior written consent of the other, assign this Agreement or any rights or obligations hereunder to any other entity unless that other entity (i) acquires all or substantially all of the assets of the assigning Party, and (ii) either agrees, or by operation of law is required, to comply with and be bound by the provisions of this Agreement to the same extent as the assigning Party.

7.3                                 Confidentiality.

(a)                                  General. Each Party agrees that all proprietary and confidential information of the other, including information relating to the negotiation and the terms and conditions of this Agreement, will be held in strict confidence and protected by the

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same degree of care as such Party uses to protect the confidentiality of its own information of a similar nature, but no less than a reasonable degree of care, will be used only for purposes of this Agreement, and will not be disclosed to any unauthorized third party by such Party or any of its employees or agents without the prior written consent of the other, except as may be reasonably necessary to perform its obligations under this Agreement or required by legal, accounting, or regulatory requirements. If a Party is required to disclose the other Party’s confidential information by legal, accounting or regulatory requirements, then the receiving Party must (a) notify the disclosing Party of any actual or threatened disclosure of which it has knowledge, of any legal compulsion of disclosure, and of any actual legal obligation of disclosure immediately upon becoming so obligated, unless the foregoing notices are expressly prohibited by applicable law, and (b) cooperate with the disclosing Party’s reasonable, lawful efforts to resist, limit or delay disclosure at the disclosing Party’s expense.

(b)                                 [**]. [**]. As of the date of this Agreement, the following are [**] for the Term of this Agreement:

(1)                                  [**] Worldspan’s Marketing Information Data Tapes (MIDT). Worldspan’s MIDT product provides aggregate data on flight segments booked or cancelled within the Worldspan GDS on airlines that participate in the Worldspan GDS. MIDT includes flight number, flight date, IATA number, class of service, and board/off points, among other data fields. [**].

(2)                                  [**] Worldspan’s Billing Information Data Tapes (BIDT). Worldspan’s BIDT product consists of detailed billing information for each booking of a participating carrier, at the transaction level for each individual agency, that assists such participating carrier in its monthly reconciliation process. BIDT is also used by a participating carrier for monitoring transaction activity and maintaining accurate billing records, [**].

(3)                                  [**] Worldspan’s Transmission Control Number (TCN). Worldspan’s TCN product contains the automated ticketing transactions that name American as the “ticketing carrier” and transactions that name American in the routing, regardless of ticketing carrier, including Fare and tax amounts, flight number, flight date, class of service, and board/off points and fare calculation, among other data fields. TCN data facilitates proration of the Fare in advance of the actual flight date and other revenue accounting functions for the relevant participating carriers.

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(4)                                  [**].

(5)                                  [**].

[**].

7.4                                 Public Communications. Worldspan may prepare and issue one or more press releases regarding the provision of American Content for Worldspan Agencies, provided that all such press releases have been approved in advance by American. Notwithstanding the provisions of Section 7.3, each Party may make announcements of this transaction intended for internal distribution within that Party’s organization and may publicly disclose the existence and general provisions, including the Term, of this Agreement, including the fact that Worldspan Agencies may obtain access to the American Content described in this Agreement through the Worldspan GDS.

7.5                                 Severability. If any legal authority determines that any provision of this Agreement is invalid or unenforceable for any reason, the Parties intend that such legal authority shall revise such provision to the extent necessary to render the provision enforceable while still giving effect to the original intent of the Parties to the extent possible. Any such findings of invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect.

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7.6                                 Waiver. No waiver of any breach of this Agreement by either Party shall constitute a waiver of any subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing.

7.7                                 Force Majeure. Neither Party will be deemed in default of this Agreement as a result of any failure to perform its obligations that is caused by an act of God or governmental authority, a strike or labor dispute, fire, war, terrorist attack, failure of the other Party or third party suppliers, or for any other cause beyond the reasonable control of that Party.

7.8.                              No Agency. Nothing in this Agreement is intended to or will be construed to create or establish an agency, partnership, or joint venture relationship between the Parties.

7.9                                 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.

7.10                           Governing Law. This Agreement shall be governed by, construed and enforced according to the laws of the State of Georgia, without regard to its principles of conflicts of laws.

7.11                           Construction. The captions used in this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. As used in this Agreement, the words “hereof” and “hereunder” and other words of similar import refer to this entire Agreement and not any separate portion hereof, unless otherwise specified. The use in this Agreement of pronouns of the masculine, feminine, or neuter gender shall be deemed to include the other genders, as the context may require. Any reference in this Agreement to an Article, Section, or Appendix shall be considered a reference to that Article or Section of, or that Appendix to, this Agreement, unless the context indicates otherwise. As used in this Agreement, the word “including” and its derivatives (such as “include” and “includes”) shall be interpreted as if it were followed by the phrase “without limitation” unless the context indicates otherwise.

7.12                           Entire Agreement. This Agreement, including the Appendices attached hereto, and the PCA constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter, including the Prior Content Agreement.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representative as of the Agreement Date.

American Airlines, Inc.		Worldspan, L.P.

By:	/s/ David Cush	By:	/s/ Ninan Chacko

Title:	Vice President	Title:	Chief Commercial Officer

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APPENDIX A

Definitions

“Affiliate” means, with respect to an entity, any other entity that, either directly or indirectly, owns or controls that entity, is owned or controlled by that entity, or is under common ownership or control with that entity, where “ownership” means owning fifty percent or more of the controlling interest in an entity, and “control” means the ability to direct, either directly or indirectly, the management or affairs of an entity.

“Agreement Date” has the meaning specified in the first paragraph of this Agreement.

“American” has the meaning specified in the first paragraph of this Agreement.

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“American Content” means information that is included in, or is substantially the same as information included in, the [**].

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“American Flight” means any flight that is marketed or operated by American or any of its Affiliates, using the air carrier designator code of American or any of its Affiliates.

“American Group” means American and its Affiliates.

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“Booking” means an airline passenger segment created by (or secured to) a Worldspan Agency in the itinerary portion of a PNR for transportation on an American Flight, including those types of segments treated as Bookings as of the Agreement Date. For example, one passenger on a direct flight will constitute one Booking, one passenger on a two-segment trip with connecting flights will constitute two Bookings, and multiple passengers within the same PNR segment will constitute multiple Bookings. [**].

“Booking Fee” means, with respect to a Booking, the fee that Worldspan charges American on a per-segment basis for that Booking.

“Cancellation” means a Booking generated in the Territory that is canceled by the applicable Worldspan Agency through the Worldspan GDS prior to the date of departure for that Booking.

“Commencement Date” has the meaning specified in Section 1.1.

“Contract Year” means a twelve-month period commencing on the Commencement Date or any anniversary thereof during the Term.

“Current Worldspan Market Share” means, for any Contract Year, the percentage obtained by dividing (i) the number of bookings generated in the Territory through the Worldspan GDS during that Contract Year (excluding bookings for American Flights [**]), by (ii) the number of bookings generated in the Territory through the GDSs operated by Amadeus, Galileo, Sabre and Worldspan during that Contract Year (excluding bookings for American Flights [**]).

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“Direct Connect” means, with respect to any air carrier, a direct connection to the air carrier’s internal reservations system or any other means that allows a Travel Agency, corporation, or other organization to reserve, purchase, or ticket travel on the air carrier’s flights without generating a booking through a GDS.

“Dispute” has the meaning specified in Section 6.2.

“[**] Promotional Fares” means (i) short-term promotional discounts or incentives offered by American to the general public such as buy-one-get-one free/buy-one-get-a discount fare offers; provided, however such discounts shall not be a pure dollar amount or percentage reduction of the initial fare purchase unless the discount is the result of a joint promotion funded by an entity other than American; and (ii) short-term discounted Fares for routes originating outside of the Territory and targeted for direct purchase by American in those geographic markets where the routes originate, as long as such direct sale Fares in foreign markets are not offered through any GDS or third-party distribution channel.

“Fares” means prices charged by American for air travel where a person’s purchase of such air travel may be fulfilled through any reservation outlet. For the avoidance of doubt, Fares includes all necessary Fare rules and tariffs applicable to the relevant Fares.

“Full Content” means Publicly Available Fares and the schedules, associated rules and seat availability for Publicly Available Fares that American makes available to the general public to make reservations or purchase air travel on American Flights, but is not required to include any such information pertaining to any Opaque Fares, Non-Public Fares or [**] Promotional Fares. For the avoidance of doubt, Full Content includes the schedules and associated rules for Publicly Available Fares (other than the schedules and associated rules pertaining to any Opaque Fares, Non-Public Fares or [**] Promotional Fares that are not included in Full Content) that American makes available to (a) its own reservations or sales personnel, or (b) users of any GDS or web site(s), including aa.com.

“GDS” means a global distribution system (such as that operated under the Worldspan, Galileo, Sabre, Amadeus, and G2 Switchworks brands) offered to subscribing travel agents that contains information about schedules, fares, rules or availability of multiple air carriers, provides subscribing travel agents with the ability to make reservations and to issue tickets, and based on which services participating carriers in the system are charged a fee by the system owner for bookings made, but only to the extent the system is being used as described, and not to the extent the system is engaged in other activities or businesses such as merely providing data and/or functionality for consumer direct services. Direct Connect programs are not within the definition of GDS.

“[**] Product” has the meaning specified in Section 3.1.

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“Internet Channel” means any Internet web site that markets or sells the products or services of travel suppliers to consumers.

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“Non-Public Fares” means, with respect to any air carrier, fares, rules and inventory not made generally available to the general public. Current examples of Non-Public Fares are: negotiated corporate fares, other corporate discount fares, tour operator fares, consolidator fares, wholesaler fares, net fares, off-tariff fares, group fares, meeting and incentive fares, Targeted Group fares, or fares that require the purchase of another product or service that has a material value to the purchaser.

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“Opaque Fare” means, with respect to any air carrier, a Fare, together with associated inventory, that is offered for sale by or on behalf of that air carrier in such a way that, until after an irrevocable commitment to purchase the particular air services has been made, there is no disclosure of the air carrier identity.

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“Party” means each of American and Worldspan.

“PCA” has the meaning specified in the recitals of this Agreement.

“Personal Data” means any information by which a natural person may be identified, and any information relating to such identified or identifiable natural person.

“Prior Content Agreement” means the Full Content Agreement, dated as of August 9, 2004, between Worldspan and American.

“Publicly Available Fare” means a Fare, together with associated inventory, offered for sale by American to the general public in the Territory, but excluding Non-Public Fares, Opaque Fares and [**] Promotional Fares.

“Relevant PNR/VCR” means any PNR or VCR (a) created by American or any of its Affiliates, (b) modified by American or any of this Affiliates, (c) relating to an American Flight segment, including operating and marketing segments, or (d) created by, modified by, or relating to segments of AmericanConnection or segments of any other travel-related entity or customer of American or its Affiliates with which American or one of its Affiliates has an agreement for the exchange of such data. [**].

“Services” or “Worldspan Services” means the services that American has authorized Worldspan to provide to American under the PCA and this Agreement, with the core of such Services being the distribution and display of American travel services content via the Worldspan GDS to Worldspan Agencies for the purpose of making travel services inquiries and Bookings (including processing of payment and issuance of electronic or paper tickets in connection therewith), and the servicing of such Bookings by (i) American, (ii) the booking Worldspan Agency or (iii) other providers whose travel or travel-related services are purchased within such Booking.

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“[**] Product” has the meaning specified in Section 3.3.

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“[**] Product” has the meaning specified in Section 3.4.

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“Targeted Group” means (i) a limited group of travelers (or an organization or Travel Agency acting on behalf of such limited group), where (a) the air carrier limits sales of such Fares to the limited group, and (b) there is a good faith effort to restrict access to the Fares to the limited group (for example, through passwords, code words, or separate URLs for booking)[**].

“Term” has the meaning specified in Section 1.1.

“Territory” means the 50 United States and the District of Columbia.

[**]

[**]

“Travel Agency” means an individual or entity that books, sells, or fulfills the products or services of travel suppliers through the use of a GDS.

“Trip Manager” means Worldspan’s Internet-based corporate travel booking tool, as it may be modified by Worldspan from time to time, that allows a company’s authorized users to create, modify, and view airline and other travel reservations made through the Worldspan GDS.

[**] Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

“TSA Booking” means any booking for transportation on an American Flight with respect to which, as of the Agreement Date, American is not required to pay a booking fee to any GDS provider, such as those bookings generated by Hotwire for Opaque Fares.

“Worldspan” has the meaning specified in the first paragraph of this Agreement.

“Worldspan Agency” means, as of any time, a Travel Agency, corporation, government agency, or other organization that at that time has contracted with Worldspan to use the Worldspan GDS to shop for, price, book, sell, or fulfill the products or services of travel suppliers or to enable end users to shop for, reserve, book, and pay for the products and services of travel suppliers. For the avoidance of doubt, [**].

“Worldspan Agency Base” means all the Worldspan Agencies.

“Worldspan Contractor” means any agent, contractor or representative of Worldspan.

“Worldspan Distribution Product” means each of the [**] Product, the [**] Product, and the [**] Product.

“Worldspan GDS” means the GDS operated by Worldspan, including Trip Manager.

[**] Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

APPENDIX B

Financial Terms

1.                                      [**] Product Booking Fees

1.1                                 [**] Worldspan Agencies. Except for any [**] for which the Booking Fees are determined pursuant to the provisions of Section 1.3 of this Appendix B, the Booking Fee payable to Worldspan by American for each [**] Booking generated by a [**] Worldspan Agency during the Term will be $[**].

1.2                                 [**] Worldspan Agencies. Except for any [**] for which the Booking Fees are determined pursuant to the provisions of Section 1.3 of this Appendix B, the Booking Fee payable to Worldspan by American for [**] Bookings generated by any [**] Worldspan Agency will be the applicable Booking Fee rate set forth in the table below, which rate shall be determined by the [**] of that [**] Worldspan Agency:

[**]

With respect to any [**], the Parties shall make a good faith determination of [**], and then the Parties shall mutually agree on any true-up of payments that is required with respect to the first 12 months of such Bookings and the on-going Booking Fee rate based on the actual [**], once the [**] has completed the first 12 months of such Bookings.

1.3                                 [**] Bookings. Notwithstanding the provisions of Sections 1.1 and 1.2 of this Appendix B, for each [**], the Booking Fee payable to Worldspan by American for each [**] Booking shall be [**].

2.                                      [**] Product Booking Fees

The Booking Fee payable to Worldspan by American for each Booking generated by a Worldspan Agency while participating in the [**] Product will be $[**] for the Term of this Agreement.

[**] Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

3.                                      [**]

4.                                      Time of Payment.

Any amounts to which either Party is entitled pursuant to this Appendix B will be payable in accordance with the payment procedures that the Parties use for amounts payable under the PCA.

5.                                      Cancellation Fee.

[**]

[**] Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

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APPENDIX C

[**]

[**]:

1.                                       The Worldspan Agency will be able to:

[**]

2                                          To the extent that American has an agreement with a Worldspan Agency to provide [**] and/or [**] to the Worldspan Agency, the Worldspan Agency may obtain [**] from Worldspan. It is understood and agreed that these [**].

3.                                       [**].

American may provide new products and services that are intended to identify [**] opportunities and may provide the Worldspan Agency Base with additional [**], in the event that American and Worldspan mutually agree to provide such products and services as part of [**]. [**].

[**]. The Parties will make commercially reasonable efforts to implement in the Worldspan GDS the additional elements of [**] listed above. [**]

[**] Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

[**].

Unless the Parties otherwise agree in writing, [**].

The Parties further agree that nothing in this Agreement constrains American from continuing to develop, implement, operate, market, and promote improvements and new functionality for its own distribution channels, including aa.com.

[**] Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

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